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                                                                    Exhibit 4.32

                                STATE OF DELAWARE

                              CERTIFICATE OF TRUST

                                       OF

                                   AWNA TRUST

            This Certificate of Trust of AWNA Trust, dated as of November 25, 2002 ("Certificate of Trust"), is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a statutory trust in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.). This Certificate of Trust sets forth the following:

            1. Name. The name of the statutory trust is "AWNA Trust."

            2. Delaware Trustee. The name and address of the Delaware trustee with a principal place of business in the State of Delaware is U.S. Bank Trust National Association, 300 W. Delaware Avenue, 8th Floor, Wilmington, Delaware 19809-1515.

            3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

            4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.
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            IN WITNESS WHEREOF, the undersigned, being all the trustees of the trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first written above.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as trustee of the trust


                                    By:_________________________________________
                                         Name:
                                         Title:


                                    U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as trustee of the trust


                                    By:_________________________________________
                                         Name:
                                         Title:
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                                    THOMAS P. MARTIN, not in his individual
                                    capacity, but solely as trustee of the trust


                                    By:_________________________________________
                                          Name: Thomas P. Martin